CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 436 and Amendment No. 439 to the Registration Statement on Form N-1A of EA Series Trust and to the use of our report dated November 27, 2024 on the financial statements and financial highlights of Alpha Architect U.S. Quantitative Value ETF, Alpha Architect International Quantitative Value ETF, Alpha Architect U.S. Quantitative Momentum ETF, Alpha Architect International Quantitative Momentum ETF, Alpha Architect Global Factor Equity ETF (formerly, Alpha Architect Value Momentum Trend ETF), Alpha Architect High Inflation and Deflation ETF, Alpha Architect Tail Risk ETF and Alpha Architect 1-3 Month Box ETF, each a series of EA Series Trust. Such financial statements and financial highlights appear in the 2024 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
January 28, 2025